Exhibit 99

CITIBANK CREDIT CARD MASTER TRUST I

EXTENSION OF SERIES 2000 TERMINATION DATE

TO THE SEPTEMBER 2060 DISTRIBUTION DATE

February 2, 2007

Reference is hereby made to the Citibank Credit Card Master Trust I Series 2000 Credit Card Participation Certificate and the related Series 2000 Supplement dated as of September 26, 2000, to the Amended and Restated Pooling and Servicing Agreement dated as of October 5, 2001, each as amended through the date hereof (together, the "Pooling and Servicing Agreement"), and each between Citibank (South Dakota), National Association ("Citibank (South Dakota)"), as a Seller and as successor by merger to Citibank (Nevada), National Association, as a Seller, Citibank (South Dakota), as Servicer, and Deutsche Bank Trust Company Americas, as Trustee (the "Trustee"). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement or the Indenture dated as of September 26, 2000, as amended through the date hereof, between Citibank Credit Card Issuance Trust and Deutsche Bank Trust Company Americas, as Trustee.

The undersigned, constituting the sole Series 2000 Certificateholder, hereby notifies the Trustee of the extension of the Series 2000 Termination Date from the September 2035 Distribution Date to the September 2060 Distribution Date. This extension shall become effective upon (i) receipt by the Seller, the Servicer and the Trustee of written confirmation from the applicable Rating Agencies that such extension will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency and (ii) the issuance of a Master Trust Tax Opinion and an Issuer Tax Opinion.

CITIBANK CREDIT CARD ISSUANCE TRUST,
as Series 2000 Certificateholder

By:  Citibank (South Dakota),
National Association,
as Managing Beneficiary

By: /s/ Douglas C. Morrison
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Douglas C. Morrison
Vice President

The Trustee hereby acknowledges receipt of the Rating Agency confirmation letters and Tax Opinions referenced in the attached notice and, as a result, as of February 2, 2007, consents to the extension of the Termination Date of the Series 2000 Credit Card Participation Certificate and the Series 2000 Supplement from the September 2035 Distribution Date to the September 2060 Distribution Date.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By: /s/ Irene Siegel
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Irene Siegel
Vice President

By: /s/ Aranka R. Paul
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Aranka R. Paul
Assistant Vice President